UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2009

THE MOSAIC COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-0891589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Campus Drive Suite E490 Plymouth, Minnesota	55441
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 918-8270

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangement for Named Executive Officers

On December 3, 2009, The Mosaic Company (the “Company”) paid a special dividend (the “Special Dividend”) in the amount of $1.30 per share of common stock to stockholders of record on November 12, 2009.

On December 9, 2009, in order to address the dilutive effects of the Special Dividend on employees who are participants in the Company’s long-term equity incentive program, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of the Company approved anti-dilution payments to employees (other than the Company’s Chief Executive Officer and President) who hold stock options or restricted stock units (“RSUs”) granted under the Company’s 2004 Omnibus Stock and Incentive Plan (or under a similar predecessor company plan). The anti-dilution payments are in lieu of other anti-dilution adjustments under the applicable provisions of the plans. On November 10, 2009, the Board, upon the recommendation of the Compensation Committee, approved similar anti-dilution payments to the Company’s Chief Executive Officer and President, and, upon the recommendation of the Corporate Governance and Nominating Committee of the Board, approved similar payments to non-employee directors who hold stock options or RSUs granted by the Company (or a predecessor company).

The anti-dilution payments consist of cash payments of $1.30 for each share of common stock subject to outstanding stock options or RSUs (other than RSUs granted in 2008 and 2009 that include dividend equivalent rights).

For stock options and RSUs that are not currently vested, the payments will be made in the year in which the stock options or RSUs vest.

Payments to the Named Executive Officers identified in the Company’s proxy statement dated August 25, 2009 for its 2009 annual meeting of stockholders are set forth in the following table:

		Payments
Name	Title	Immediate	2010	2011	2012	Total
James T. Prokopanko	Chief Executive Officer and President	$365,018	$164,241	$30,976	$20,835	$581,070
Lawrence W. Stranghoener	Executive Vice President and Chief Financial Officer	256,699	34,198	9,420	6,252	306,568
Richard L. Mack	Executive Vice President, General Counsel and Corporate Secretary	154,476	25,750	6,806	4,428	191,457
Norman B. Beug	Senior Vice President – Potash Operations	158,361	24,393	5,446	3,387	191,586
Steven L. Pinney	Former Senior Vice President-Phosphates Operations and Supply Chain	203,354				203,354

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: December 15, 2009	By:	/s/ Richard L. Mack
	Name:	Richard L. Mack
	Title:	Executive Vice President, General Counsel and Corporate Secretary